Exhibit 4.1

NUMBER	SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP 971375126

WILLSCOT CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

This Certifies that _______________is the owner of ______________fully paid and non-assessable shares of common stock of the par of the par value of $0.0001 each of WILLSCOT CORPORATION, a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Authorized Signatory	Transfer Agent

Exhibit 4.1

WILLSCOT CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)

TEN ENT	-	as tenants by the entireties			Under Uniform Gifts to Minors Act

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.
For value received,____________________ hereby sells, assigns and transfers unto ______________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________________ Shares of the capital stock represented by the Certificate, and hereby irrevocably constitutes and appoints

___________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

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